UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 1, 2008

GENERAL STEEL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-105903	412079252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2315, Kun Tai International Mansion Building, Yi No
12, Chao Yang Men Wai Ave.
Chao Yang District, Beijing, China 100020
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

100020
(Zip Code)

(8610) 5879-7346
Registrant’s telephone number, including area code

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 1, 2008, General Steel Holdings, Inc. (the “Company”) entered into a Letter of Intent with Yantai Steel Pipe Co., Ltd. of Laiwu Iron & Steel Group (the “Yantai Steel Pipe”), representing its two shareholders, the Trade Union Committee of Yantai Steel Pipe Co., Ltd. of Laiwu Iron & Steel Group and Yantai Hengchang Investment Co., Ltd. Pursuant to the Letter of Intent, the Company will purchase 80% of the ownership interest of Yantai Steel Pipe, and Laiwu Iron & Steel Group will have 20% of the ownership interest of Yantai Steel Pipe, which will turn Yantai Steel Pipe from an entire domestic business to a Chinese-foreign joint venture.

The joint venture will preserve the existing producing systems of Yantai Steel Pipe and build a new production line for hot rolling seamless pipe. The production capacity of the joint venture is designed to be 500,000-600,000 tons, with ample preserved spaces for potential development of second stage pipe processing units. The main products of the joint venture include oil pipe (tube), boiler pipe (tube), hydraulic pipe (tube) and those used in mechanical structure.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits.

The following exhibit is filed as part of this report:

10.1    Letter of Intent dated as of September 1, 2008 between the Company and Yantai Steel Pipe.
10.2    News Release dated as of September 3, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2008

GENERAL STEEL HOLDINGS, INC.

By:	/s/ John Chen
Name: John Chen
Title: Chief Financial Officer